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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 14, 1999, except as to the second paragraph of Note 1 which is as of July 1, 1999, relating to the combined and consolidated financial statements of IXnet, Inc. and April 15, 1999 relating to the financial statements of MXNet Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Combined and Consolidated Financial Data" in such Registration Statement.

                                             PricewaterhouseCoopers LLP

New York, New York

July 26, 1999